Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 78 (Limited Term), California Trust 217 and Florida Trust 138:

We consent to the use of our report dated January 27, 2005, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

January 27, 2005